As filed with the Securities Exchange Commission on July 11, 2006

                                        Registration Statement No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            EAGLE BULK SHIPPING INC.
             (Exact name of registrant as specified in its charter)


Republic of the Marshall Islands      4412                 98-0453513
 (State or other jurisdiction of    (Primary            (I.R.S. Employer
 incorporation or organization)     Standard           Identification No.)
                                   Industrial
                                  Classification
                                   Code Number)

    Eagle Bulk Shipping Inc.                       Seward & Kissel LLP
       477 Madison Avenue                      Attention: Gary J. Wolfe, Esq.
    New York, New York 10022                      One Battery Park Plaza
         (212) 785-2500                            New York, New York 10004
  (Address and telephone number                        (212) 574-1200
of Registrant's principal executive             (Name, address and telephone
             offices)                           number of agent for service)




                                   Copies to:
                               Gary J. Wolfe, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                        (212) 574-1200 (telephone number)
                        (212) 480-8421 (facsimile number)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box |_|

                                                       --------------------
                                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                    Proposed
                                                                     Maximum       Proposed Maximum
           Title of Each Class of                 Amount to      Offering Price       Aggregate            Amount of
        Securities to be Registered             be Registered    Per Security(2)  Offering Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------------
common stock, par value $.01................    2,750,000 (1)        $14.65          $40,287,500.00        $4,310.76
==========================================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant the number of shares registered shall be increased automatically to cover the additional shares in accordance with Rule 416(a) of the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for the common stock on the Nasdaq Global Select Market on July 7, 2006 (i.e., as of a date within five business days prior to filing).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell thse securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.



                    SUJECT TO COMPETION, DATED JULY 11, 2006

PRELIMINARY PROSPECTUS

                            EAGLE BULK SHIPPING INC.
                        2,750,000 SHARES OF COMMON STOCK

     This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, of up to an aggregate of 2,750,000 shares of common stock of Eagle Bulk Shipping Inc., or the Company. We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the shares. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we are bearing the expenses of registration.

     The holders of the 2,750,000 shares of common stock covered by this prospectus acquired the shares directly from us in a private placement on June 28, 2006. The shares of common stock covered by this prospectus may be sold at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Our common stock is listed on the Nasdaq Global Select Market under the symbol of "EGLE". On July 7, 2006, the closing sale price of our common stock on the Nasdaq Global Select Market was $14.80 per share.

     Investing in our common stock involves a high degree of risk. Before buying any shares you should carefully read the section entitled "Risk Factors" beginning on page 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 11, 2006.

                                TABLE OF CONTENTS

                                                                           Page


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...................1

PROSPECTUS SUMMARY...........................................................2

THE COMPANY..................................................................2

THE OFFERING.................................................................2

RISK FACTORS.................................................................3

USE OF PROCEEDS..............................................................4

SELLING STOCK HOLDERS........................................................4

PLAN OF DISTRIBUTION.........................................................4

EXPERTS......................................................................6

LEGAL MATTERS................................................................6

WHERE YOU CAN FIND MORE INFORMATION..........................................6

INCORPORATION OF CERTAIN DOCUMENTS BY REFRENCE...............................6

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES...............................................7

INFORMATION NOT REQUIRED IN THE PROSPECTUS...................................9
         Item 14.  Other Expenses of Issuance and Distribution...............9
         Item 15.  Indemnification of Directors and Officers.................9
         Item 16.  Exhibits and Financial Statement Schedules...............10
         Item 17.  Undertakings.............................................10

SIGNATURES..................................................................13

EXHIBIT INDEX...............................................................15

     This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling stockholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information".

     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

     Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

     Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

                               PROSPECTUS SUMMARY

     This summary highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference. As this is a summary, it may not contain all information that is important to you. You should read this entire prospectus carefully before deciding whether to invest in our common stock.

     This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on those forward-looking statements on page 1 of this prospectus. You should also carefully consider the various risk factors, which may cause our actual results to differ materially from those indicated by such forward-looking statements. See "Risk Factors" below. You should not place undue reliance on our forward-looking statements.

     Unless specifically noted otherwise in this Prospectus, all references to "we," "us," "our," or the "Company" refer to Eagle Bulk Shipping Inc. and its subsidiaries.

                                   THE COMPANY

     Eagle Bulk Shipping Inc., or the Company, incorporated under the laws of the Republic of the Marshall Islands and headquartered in New York City, is engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. As of July 10, 2006, we owned and operated a modern fleet of 16 oceangoing vessels with a combined carrying capacity of 796,663 deadweight tons, or dwt, and an average age of 5.5 years.

     We are the largest U.S. based owner of Handymax dry bulk vessels. Handymax dry bulk vessels range in size from 35,000 to 60,000 dwt. Twelve of the 16 vessels in our operating fleet are classed as Supramax dry bulk vessels, a class of Handymax dry bulk vessels which range in size from 50,000 dwt to 60,000 dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.

     On June 28, 2006 we issued an aggregate of 2,750,000 shares of our common stock to certain institutional investors pursuant to a securities purchase agreement dated June 22, 2006. The shares were issued at a price of $12.00 per share for an aggregate of $33 million. The shares were sold pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

     On June 22, 2006 we entered into an agreement to acquire three Supramax drybulk carriers for $105 million. The vessel acquisitions were funded in part with the proceeds from the common stock sold on June 28, 2006 together with borrowings from our $330 million revolving credit facility. Our first vessel was delivered to us on June 30, 2006, the second was delivered to us on July 5, 2006 and the third vessel was delivered to us on July 7, 2006. Each of these vessels is employed on charters ranging between 11-18 months. We are including the three purchased vessels within our fleet for purposes of this prospectus.

     The following table presents certain information concerning our fleet as of July 10, 2006.

Vessel              Year Built   Dwt      Time Charter Employment Expiration (1)
Supramax
Condor (2)          2001         50,296   November 2006 to March 2007
Falcon (2)          2001         50,296   February 2008 to June 2008
Harrier (2)         2001         50,296   March 2007 to June 2007
Hawk I (2)          2001         50,296   March 2007 to June 2007
Merlin (2)          2001         50,296   October 2007 to December 2007
Osprey I (2) (4)    2002         50,206   July 2008 to November 2008
Cardinal (3)        2004         55,408   March 2007 to June 2007
Peregrine (3)       2001         50,913   October 2006 to January 2007
Heron               2001         52,827   December 2007 to February 2008
Jaeger              2004         52,265   April 2007 to June 2007
Kestrel I (2) (5)   2004         50,209   December 2007 to April 2008
Tern (2) (6)        2003         50,209   December 2007 to April 2008
Handymax
Sparrow (3)         2000         48,220   November 2006 to February 2007
Kite                1997         47,195   March 2007 to May 2007
Griffon             1995         46,635   January 2007 to February 2007
Shikra              1994         41,096   July 2006 to November 2006

(1) The date range provided represents the earliest and latest date on which the charterers may redeliver the vessel to us upon the termination of the charter.
(2) These vessels are sister ships.
(3) These vessels are similar ships built at the same shipyard.
(4) The charterer of the OSPREY I has an option to extend the charter period by up to 26 months at $25,000 per day.
(5) The charterer of the KESTREL I has an option to extend the charter period by 11 to 13 months at $20,000 per day.
(6) The charterer of the TERN has an option to extend the charter period by 11 to 13 months at $20,500 per day.

     Our principal offices are located at 477 Madison Avenue, New York, NY 10022 and our telephone number is (212) 785-2500. Our website is www.eagleships.com. The information found on our website is not part of this prospectus.


                                  THE OFFERING

     This prospectus relates to the offer and sale of 2,750,000 shares of our common stock, par value $0.01 that were issued in a private placement to certain institutional investors. We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the shares. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we are bearing the expenses of registration.

                                  RISK FACTORS

     We have identified a number of risk factors which you should consider before buying shares of our common stock. These risk factors are incorporated by reference into this registration statement from the Company's Form 10-K filed on March 16, 2006. Please see "Incorporation of Certain Documents by Reference". In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the shares of common stock offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

                              SELLING STOCK HOLDERS

     We are filing this registration statement pursuant to a Securities Purchase Agreement dated June 22, 2006, or the Purchase Agreement, between the Company and certain accredited institutional investors. The selling stockholders are offering an aggregate of 2,750,000 shares of our common stock which were issued to them pursuant to the Purchase Agreement at a price of $12.00 per share.

     Under the terms of the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to register the sale by the selling stockholders of the common stock issued to them. We have also agreed to use our reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date that all shares of common stock covered by this registration statement have been sold or may be sold publicly pursuant to Rule 144(k) of the Securities Act.

     The information regarding the names of the selling stockholders and number of shares of common stock owned and offered by each selling stockholder will be provided in a prospectus supplement filed pursuant to Rule 430B of the Securities Act.

Selling Stockholders

Name of      Common       Total       Common      Percentage
Selling      Stock        Common      Stock       of Class
Stockholder  Owned        Stock       To Be       Owned
             Before       Hereby      Owned       After
             Offering     Offered     After       Offering
                                      Offering






                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits Investors;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o to cover short sales made after the date that this registration statement is declared effective by the Commission;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell their shares of Company's common stock short and deliver the shares of common stock covered by a prospectus filed as part of a registration statement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge their shares of the Company's common stock to broker-dealers that in turn may sell such Shares.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

         The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                     EXPERTS

     The Company's consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the period ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual and special reports within the Securities and Exchange Commission (the "Commission"). You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

          o Annual Report on Form 10-K for the period ended December 31, 2005, filed with the Commission on March 16, 2006;

          o Our "Description of Capital Stock" contained in our registration statement on Form S-1, (File No. 333-128930) as amended, filed with the SEC on October 11, 2005;

          o Our Current Reports on Form 8-K filed with the Commission on January 30, 2006, January 31, 2006, March 8, 2006, April 18,
               2006,  April 18, 2006, June 23, 2006, July 6, 2006, July 6, 2006,
               July 6, 2006 and July 7, 2006; and

          o All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent  information,  you  should  not  rely on it.  We are  not,  and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

           Eagle Bulk Shipping Inc.
           477 Madison Avenue
           New York, NY 10022
           (212) 785-2500


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Business Corporation Act (the "BCA") of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

     Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and offices and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

     The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     We estimate the expenses in connection with the issuance and distribution of our common stock in this offering to be as follows:


SEC Registration Fee....................................................  $4,310
Printing and Engraving Expenses.........................................  $5,000
Legal Fees and Expenses................................................. $60,000
Accountants' Fees and Expenses.......................................... $25,000
Nasdaq Fee.............................................................. $27,500
Transfer Agent's Fees and Expenses......................................  $2,500
Miscellaneous Costs..................................................... $10,000
Total...................................................................$134,310

Item 15. Indemnification of Directors and Officers.

     The bylaws of the Company provide that every director and officer of the Company shall be indemnified out of the funds of the Registrant against:

          (1) all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Registrant (the "Companies Acts"); and

          (2) all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

          (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

          (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

          (5) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (6) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16. Exhibits and Financial Statement Schedules.

     A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

A.   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this registration statement,

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

               (5) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

               (6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i)  Any   preliminary   prospectus  or  prospectus  of  the
                         undersigned   registrant   relating  to  the   offering
                         required to be filed pursuant to Rule 424;

                    (ii) Any free  writing  prospectus  relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                    (iii) The  portion  of any  other  free  writing  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    (iv) Any  other  communication  that  is  an  offer  in  the offering made by the undersigned registrant to the purchaser.

               (8) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (9) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (10) The  undersigned  registrant  hereby  undertakes  to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 11, 2006.


                          EAGLE BULK SHIPPING INC.

                          By: /S/ Sophocles N. Zoullas
                          ------------------------------------------------------
                              Sophocles N. Zoullas
                              President, Chief Executive Officer and
                              Chairman of the Board

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sophocles N. Zoullas, Alan S. Ginsberg and Gary J. Wolfe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute,

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons on July 11, 2006 in the capacities indicated.


                Signature                                 Title


  /s/ Sophocles N. Zoullas
-----------------------------------------
            Sophocles N. Zoullas            Director, President, Chief Executive
                                            Officer, Chairman of the Board
                                            (Principal Executive Officer)
  /s/ Michael B. Goldberg
-----------------------------------------
            Michael B. Goldberg             Director

  /s/ Frank J. Loverro
-----------------------------------------
              Frank J. Loverro              Director

  /s/ David B. Hiley
-----------------------------------------
               David B. Hiley               Director

  /s/ Douglas P. Haensel
-----------------------------------------
             Douglas P. Haensel             Director

  /s/ Michael Mitchell
-----------------------------------------
              Michael Mitchell              Director

  /s/ Joseph Cianciolo
-----------------------------------------
              Joseph Cianciolo              Director

  /s/ Alan S. Ginsberg
-----------------------------------------
              Alan S. Ginsberg              Chief Financial Officer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)


                 Authorized Representative in the United States

     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of Newark, State of Delaware, on July 11, 2006.

PUGLISI & ASSOCIATES

By:   /s/ Gregory F. Lavelle
-----------------------------------------
    Name: Gregory F. Lavelle
    Title:  Managing Director

                                  EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------

3.1               Amended and Restated Articles of Incorporation of the Company*
3.2               Amended and Restated By Laws of the Company*
4.1               Specimen Common Share Certificate*
5.1               Opinion of Seward & Kissel LLP,  counsel to the Company,  on the validity of the common stock
21                Subsidiaries of the Company
23.1              Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.2              Consent of Ernst & Young LLP
24                Power of Attorney (contained in signature page)


* Incorporated by reference from the Company's Form S-1/A filed with the Commission on June 22, 2005.

SK 25083 0001 682312 v4